Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Review

Financial Results

January 20, 2009

Table of Contents

Cautionary Statement/Non-GAAP Measures	2

Fourth Quarter 2008 Financial Highlights (vs. fourth quarter 2007)	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Securities Portfolio	9

Restructuring Charge	10

Extraordinary Loss on Consolidation of Commercial Paper Conduit	10

Balance Sheet	10

Series B-Perpetual Preferred Stock	11

Capital Ratios	11

Stress Testing Capital Ratios for Investment Portfolio Valuation Declines	12

Institutional Credit Strategy	13

Nonperforming Assets	13

Allowance for Credit Losses, Provision and Net Charge-offs	13

Merger Update – Integration Milestones	14

Business Segments	15

• Asset Management	15
• Wealth Management	16
• Asset Servicing	17
• Issuer Services	18
• Clearing Services	19
• Treasury Services	20
• Other	21

Supplemental Information – Explanation of Non-GAAP Financial Measures	22

All narrative comparisons in this Quarterly Earnings Review are with the fourth quarter of 2007 and all information is reported on a continuing operations basis, unless otherwise noted.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to workforce reduction program, including annualized savings and additional pre-tax charge; actual incurred losses on securities portfolio and the ability to earn back a substantial portion of the write-downs over the remaining lives of the securities; anticipated expenses in connection with participation in FDIC Temporary Liquidity Guarantee Program; impact of preferred stock dividends and amortization of discount on earnings per share; estimated impact of varying scenarios on capital ratios and proforma capital ratios; impact of institutional credit strategy; asset servicing goals; statements with respect to the merger integration, including revenue synergies and targeted run rates, expense synergy targets and estimated merger and integration charges; as well as the Company’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and are subject to change based on various important factors (some of which are beyond the Company’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s annual report on Form 10-K for the year ended Dec. 31, 2007 , the Company’s quarterly report on Form 10-Q for the quarter ended Sept. 30, 2008, and the Company’s other filings with the SEC. Such forward-looking statements speak only as of Jan. 20, 2009 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

NON-GAAP MEASURES

Throughout this Quarterly Earnings Review, certain financial measures, which are noted, exclude or are adjusted for certain items. These adjustments or exclusions can impact revenue, noninterest expense, pre-tax income, net income and earnings per share amounts as well as related ratios and growth rates. We believe this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends in our business. We believe this information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. These items also are excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: SILO/LILO/tax settlement charges and securities write-downs

Noninterest expense: Support agreement and restructuring charges, merger & integration and intangible amortization expenses

Earnings per share: SILO/LILO/tax settlement charges, securities write-downs, support agreement and restructuring charges, merger & integration and intangible amortization expenses.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

FOURTH QUARTER 2008 FINANCIAL HIGHLIGHTS (vs. fourth quarter 2007)

Earnings:	Income after-tax from Continuing Operations (b)	EPS from Continuing Operations (b)
	$ millions
GAAP – before extraordinary loss	$53	$0.05
Non-GAAP adjustments:
Merger and integration (“M&I”) expense	$58	$0.05

Restructuring charge	$107	$0.09
Support agreement charges	$97	$0.08
Continuing operations excluding M&I expenses, restructuring charge/support agreement charges	$315	$0.27
Securities write-downs	$752	$0.65
Continuing operations excluding M&I expenses, the restructuring charge, support agreement charges and securities write-downs	$1,067	$0.93	(a)
Intangible amortization	$71	$0.06

Continuing operations excluding M&I expenses/restructuring charge/support agreement charges/securities write-downs/ intangible amortization	$1,138	$0.99

Businesses:	Revenue – 4Q08 (b) (c)		Pre-tax Income – 4Q08 (c)
	Growth vs.		Growth vs.
	Total	4Q07	Total	4Q07
Asset and Wealth Management	$795	(29)%	$223	(46)%

Institutional Services	3,106	14	1,497	37

Total Businesses (d)	$3,901	1%	$1,720	14%

KEY POINTS

•

Strong performance by our Institutional Services businesses driven by net new business wins, favorable impact from market volatility and well-controlled expenses - record levels of net interest revenue and FX revenue

-	Revenue (excluding securities write-downs and SILO/LILO charges) +3% 4Q08 vs. 4Q07; +6% (unannualized) sequentially
-	Expenses (excluding support agreements, restructuring charges, merger & integration and intangible amortization) -7% 4Q08 vs. 4Q07; -2% (unannualized) sequentially
-	1,000 basis points of positive operating leverage 4Q08 vs. 4Q07; 800 basis points sequentially
•	$181 million pre-tax restructuring charge. Expected to reduce workforce by 4% in 2009, and generate $160-170 million in annualized expense savings
•	$0.65 per common share non-cash securities write-downs reflect deterioration and enormous liquidity discount for mortgage-backed securities.
-	Includes an expected incurred loss of $208 million pre-tax, or $0.10 per share (loan equivalent)
-	Securities continue to remain current with respect to principal and interest
-	Opportunity to earn back a substantial portion of write-downs
•	Capital ratios reflect the benefit of $3 billion TARP investment and lower risk adjusted assets:
-	Tier I capital ratio 13.1%
-	Tangible common equity to assets ratio 3.8%
-	4.5% adjusted for certain rating agencies methodology
-	Unrealized net of tax loss on our securities portfolio was $4.1 billion at 12/31/08; $2.8 billion at 9/30/08.
•	Assets under custody and administration of $20.2 trillion.
•	Assets under management of $928 billion
•	Continue to exceed merger-related expense and revenue synergy targets
-	4Q08 expense synergies of $157 million ($628 million annualized); up 9% vs. 3Q08
-	Full year 2008 annual revenue synergies of $258 million; exceeded target by 43%
•	Global Custodian survey – BNY Mellon #1 rated global custodian (released January 2009)

(a)	Does not foot due to rounding.
(b)	See pages 22 and 23 for a reconciliation of EPS and Total Revenue – GAAP to non-GAAP.
(c)	Total excludes merger and integration, support agreement charges, restructuring charge, securities write-downs and intangible amortization.
(d)	Excludes the Other segment.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Fee revenue	$3,238	$3,053	$3,134	$3,085	$3,057	(6)%	(1)%
Net interest revenue-excluding SILO/LILO charges	752	767	788	815	1,070	42	31

Total revenue-excluding SILO/LILO charges and securities write-downs	3,990	3,820	3,922	3,900	4,127 (a)	3	6

Provision for credit losses	20	16	25	30	60
Total noninterest expense – excluding support agreement charges, restructuring charges, M&I expenses and intangible amortization	2,494	2,359	2,490	2,375	2,318	(7)	(2)

Pre-tax income from continuing operations-before extraordinary (loss) (non-GAAP)	$1,476	$1,445	$1,407	$1,495	$1,749	18%	17%
Securities write-downs	(191)	(73)	(152)	(162)	(1,241)
Support agreement charges	3	14	(9)	726	163
Restructuring charges	-	-	-	-	181
SILO/LILO charges	-	-	377	112	-
M&I:
The Bank of New York Mellon Corporation	111	121	146	107	97
Acquired Corporate Trust Business	13	5	3	4	-
Amortization of intangible assets	131	122	124	120	116

Pre-tax income (loss) from continuing operations – before extraordinary (loss) (GAAP)	1,027	1,110	614	$264	(49)
Provision (benefit) for income taxes	327	361	312	(41)	(135)

Income from continuing operations – before extraordinary (loss)	700	749	302	305	86
Discontinued operations income (loss), net of tax	-	(3)	7	(2)	1
Extraordinary (loss) on consolidation of commercial paper conduit, net of tax	(180)	-	-	-	(26)

Net income	$520	$746	$309	$303	$61

KEY METRICS (Continuing operations):
Pre-tax operating margin (FTE):
GAAP-before extraordinary (loss)	27%	30%	18%	8%	(1)%
Non-GAAP adjusted (b)	37%	38%	36%	39%	43%

Return on tangible common equity (annualized):
GAAP-before extraordinary (loss)	33.0%	35.8%	18.5%	19.0%	6.7%
Non-GAAP adjusted (c)	40.8%	41.4%	45.7%	50.4%	61.5%

Return on equity (annualized):
GAAP-before extraordinary (loss)	9.5%	10.2%	4.3%	4.3%	0.8%
Non-GAAP adjusted (b)	13.1%	12.9%	13.2%	14.3%	16.9%

Fee and other revenue as a percentage of total revenue, excluding the securities write-downs and SILO/LILO charges (FTE)	81%	80%	80%	79%	74%

Non-U.S. percent of revenue, excluding the SILO/LILO charges and securities write-downs (FTE)	32%	32%	33%	32%	31%

Effective tax rate – non-GAAP adjusted (c)	34.2%	33.8%	33.2%	32.4%	32.6%

Employees	42,500	42,600	43,100	43,200	42,900
Market capitalization	$55,878	$47,732	$43,356	$37,388	$32,536
Common shares outstanding	1,145,983	1,143,818	1,146,070	1,147,567	1,148,467
(a)	Total revenue for the fourth quarter of 2008, including securities write-downs, was $2.886 billion and decreased 24% compared with 4Q07 and 20% (unannualized) sequentially on a comparable basis. The sequential quarter includes the impact of the SILO/LILO charges. See page 23 for a reconciliation of total revenue GAAP to non-GAAP.
(b)	Excludes M&I expenses, the SILO/LILO/tax settlements, support agreement charges, restructuring charges, securities write-downs and intangible amortization expense. See page 8 for a reconciliation of noninterest expense.
(c)	Excludes the impact of M&I expenses, SILO/LILO/tax settlements, support agreement charges, the restructuring charge and securities write-downs.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Market value of assets under management at period-end (in billions)	$1,121	$1,105	$1,113	$1,067	$928	(17)%	(13)%

Market value of assets under custody and administration at period-end (in trillions)	$23.1	$23.1	$23.0	$22.4	$20.2	(13)%	(10)%

Market value of securities on loan at period-end (in billions) (a)	$633	$660	$588	$470	$341	(46)%	(27)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Assets Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from Sept. 30, 2008 to Dec. 31, 2008 - by business segment
(in billions)	Asset Management	Wealth Management		Total
Market value of assets under management at Sept. 30, 2008	$990	$77		$1,067
Net inflows (outflows):
Long-term	(23)	1		(22)
Money market	28	-		28
Total net inflows	5	1		6
Net market depreciation (b)	(128)	(9)		(137)
Divestiture	(8)	-		(8)
Market value of assets under management at Dec. 31, 2008	$859 (c)	$69	(d)	$928
(a)	Preliminary.
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $3 billion subadvised for the Wealth Management segment.
(d)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under	2007	2008
management at period-end (a)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Equity	41%	38%	37%	35%	28%
Money market	26%	29%	31%	34%	43%
Fixed income	20%	20%	20%	21%	21%
Alternative investments and overlay	13%	13%	12%	10%	8%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

Market indices						4Q08 vs.
	4Q07	1Q08	2Q08	3Q08	4Q08	4Q07	3Q08
S&P 500 Index (a)	1468	1323	1280	1166	903	(38)%	(23)%
S&P 500 Index-daily average	1496	1353	1371	1252	916	(39)	(27)
FTSE 100 Index (a)	6457	5702	5626	4902	4434	(31)	(10)
FTSE 100 Index-daily average	6455	5891	5979	5359	4270	(34)	(20)
NASDAQ Composite Index (a)	2652	2279	2293	2092	1577	(41)	(25)
Lehman Brothers Aggregate Bondsm Index (a)	257.5	281.2	270.1	256.0	274.7	7	7
MSCI EAFE® Index (a)	2253.4	2038.6	1967.2	1553.2	1237.4	(45)	(20)
NYSE Volume (in billions)	135.0	158.5	140.7	179.8	181.2	34	1
NASDAQ Volume (in billions)	137.4	148.9	134.5	144.9	148.3	8	2
(a)	Period end.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

FEE AND OTHER REVENUE

(dollar amounts in millions	2007	2008				4Q08 vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Securities servicing fees:
Asset servicing	$812	$899	$864	$803	$782	(4)%	(3)%
Issuer services	438	376	444	477	388	(11)	(19)
Clearing and execution services	314	267	270	262	288	(8)	10
Total securities servicing fees	1,564	1,542	1,578	1,542	1,458	(7)	(5)
Asset and wealth management fees	887	842	844	792	657	(26)	(17)
Performance fees	62	20	16	3	44	(29)	N/M
Foreign exchange and other trading activities	305	259	308	385	510	67	32
Treasury services	121	124	130	130	134	11	3
Distribution and servicing	113	98	110	107	106	(6)	(1)
Financing-related fees	52	48	50	45	45	(13)	-
Investment income	52	23	45	17	27	(48)	59
Other	82	97	53	64	76	(7)	19
Total fee revenue (non-FTE)	$3,238	$3,053	$3,134	$3,085	$3,057	(6)%	(1)%
Securities gains (losses)	(191)	(73)	(152)	(162)	(1,241)	N/M	N/M
Total fee and other revenue (non-FTE)	$3,047	$2,980	$2,982	$2,923	$1,816	(40)%	(38)%
Total fee and other revenue (FTE)	$3,058	$2,989	$2,993	$2,934	$1,825	(40)%	(38)%
Fee and other revenue as a percentage of total revenue (FTE)	80%	79%	88%	81%	63%
Fee and other revenue as a percent of total revenue (FTE) – non-GAAP adjusted (a)	81%	80%	80%	79%	74%
(a)	Excluding securities write-downs and SILO/LILO charges.

N/M - Not meaningful.

KEY POINTS

•	Total fee revenue excluding securities write-downs decreased 6% compared with 4Q07 and 1% (unannualized) sequentially.
•	Total securities servicing fees decreased 7% compared to 4Q07 on a reported basis, and approximately 3% adjusting for the sale of the B-Trade and G-Trade execution businesses (1Q08), reflecting:
-	Asset servicing revenue decreased by 4% year-over-year and 3% (unannualized) sequentially resulting primarily from lower market levels and the strength of the U.S. dollar, which offset the impact of organic growth, higher securities lending revenue and the impact of the 4Q07 acquisition of the remaining 50% interest in the joint venture with ABN AMRO.
-	Issuer services fees decreased 11% year-over-year and 19% (unannualized) sequentially with the decreases from both periods resulting from lower Depositary Receipt fees due primarily to the timing of fees related to corporate actions and lower Corporate Trust fee revenue resulting from lower levels of fixed income issuances globally.
-	Clearing and execution services fees decreased 8% year-over-year. Adjusting for the sale of the B-Trade and G-Trade execution businesses, these fees increased 11%, principally resulting from growth in trading activity along with continued growth in money market mutual funds fees. Sequentially, clearing and execution service fees increased 10% (unannualized) resulting from the same drivers.
•

Asset and wealth management fees decreased 26% year-over-year and 17% (unannualized) sequentially as net money market inflows over both periods were more than offset by global weakness in market values.

•

Foreign exchange and other trading activities, a record $510 million, increased 67% year-over-year and 32% (unannualized) sequentially, primarily reflecting the benefit of higher volatility in all major currencies.

•	Investment income decreased $25 million compared to 4Q07 resulting primarily from lower seed capital revenue and private equity investment revenue.
•

Securities write-downs totaled $1.2 billion in 4Q08 compared with losses of $191 million in 4Q07 and $162 million in 3Q08. The increased level of loss reflects the more negative market assumptions related to the housing industry and the potential for future defaults. See the investment portfolio discussion on pages 9 and 10 for a discussion of the write-downs.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

NET INTEREST REVENUE

(dollar amounts in millions unless otherwise noted)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07		3Q08
Net interest revenue (non-FTE)	$752	$767	$411	$703	$1,070	42%		52%
Net interest revenue (FTE)	757	773	415	708	1,077	42		52
Net interest margin (FTE)	2.16%	2.14%	1.16%	1.96%	2.34%	18	bps	38	bps

Excluding the SILO/LILO charges:
Net interest revenue (non-FTE)	$752	$767	$788	$815	$1,070	42%		31%
Net interest revenue (FTE)	757	773	792	820	1,077	42		31
Net interest margin (FTE)	2.16%	2.14%	2.21%	2.27%	2.34%	18	bps	7	bps

Selected average balances:
Cash/interbank investments	$44,203	$46,857	$50,105	$51,982	$91,128	106%		75%
Trading account securities	2,351	1,459	1,918	1,791	2,148	(9)		20
Securities	46,959	48,306	45,081	43,534	40,711	(13)		(6)
Loans	47,109	48,496	47,151	46,983	49,889	6		6

Interest-earning assets	140,622	145,118	144,255	144,290	183,876	31		27
Interest-bearing deposits	86,278	92,881	94,785	86,853	96,575	12		11
Noninterest-bearing deposits	28,449	26,240	24,822	33,462	52,274	84		56

Selected average yields:
Cash/interbank investments	4.74%	4.08%	3.61%	3.62%	2.62%
Trading account securities	5.35	5.36	3.74	2.76	3.96
Securities	5.40	5.16	4.97	5.12	5.43
Loans	5.06	4.50	0.61 (a)	2.54 (a)	3.05
Interest-earning assets	5.08	4.59	3.05 (a)	3.71 (a)	3.38
Interest-bearing deposits	3.36	2.66	2.02	1.98	1.04
Average noninterest-bearing deposits as a percentage of average interest-earning assets	20%	18%	17%	23%	28%
(a)	Excluding the SILO/LILO charges, the yield on loans was 3.81% and 3.50% and the yield on interest-earning assets was 4.10% and 4.02%, respectively, for 2Q08 and 3Q08.

bps - basis points.

KEY POINTS

•	Net interest revenue (FTE) increased 42% year-over-year and 31% (unannualized) sequentially, excluding the SILO/LILO charges in 3Q08.

-

The increase compared with 4Q07 principally reflects a higher level of noninterest-bearing deposits which resulted in a higher level of interest-earning assets, wider spreads and the accretion of unrealized losses on investment securities, partially offset by a lower value of interest-free funds. The sequential increase reflects a higher level of interest-earning assets and wider spreads.

-

Average noninterest-bearing deposits increased 84% compared to 4Q07, and 56% compared to 3Q08, driven primarily by increased deposits from Institutional Services clients that were received during the market turmoil in late 3Q08 and early 4Q08. These deposits were placed in liquid funds with either the Federal Reserve Bank or in short-term deposits with large global banks.

•

The net interest margin increased 18 basis points year-over-year and 7 basis points sequentially, excluding the SILO/LILO charges in 3Q08. The increase compared with both periods primarily reflects wider spreads.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

NONINTEREST EXPENSE

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Staff:
Compensation	$758	$795	$804	$804	$758	-%	(6)%
Incentives	443	366	386	242	256	(42)	6
Employee benefits	164	191	201	172	140	(15)	(19)
Total staff	1,365	1,352	1,391	1,218	1,154	(15)	(5)
Professional, legal and other purchased services	272	252	280	287	307	13	7
Net occupancy	145	129	139	164	143	(1)	(13)
Distribution and servicing	133	130	131	133	123	(8)	(8)
Software	78	79	88	78	86	10	10
Furniture and equipment	82	79	79	80	86	5	8
Sub-custodian and clearing	115	70	83	80	80	(30)	-
Business development	72	66	75	62	76	6	23
Other	232	202	224	273	263	13	(4)
Subtotal	2,494	2,359	2,490	2,375	2,318	(7)	(2)
Support agreement charges	3	14	(9)	726	163	N/M	(77)
Restructuring charge	-	-	-	-	181	N/M	N/M
Amortization of intangible assets	131	122	124	120	116	(11)	(3)
Merger and integration expenses:
The Bank of New York Mellon Corporation	111	121	146	107	97	(13)	(9)
Acquired Corporate Trust Business	13	5	3	4	-	N/M	N/M
Total noninterest expense	$2,752	$2,621	$2,754	$3,332	$2,875	4%	(14)%
Total staff expense as a percentage of total revenue (FTE)	36%	36%	41%	33%	40%
Total staff expense as a percentage of total revenue (FTE) – non-GAAP adjusted (a)	34%	35%	35%	31%	28%
(a)	Excluding the SILO/LILO charges and securities write-downs.

N/M - Not meaningful.

KEY POINTS

•	Total noninterest expense (excluding support agreement charges/restructuring charge/intangible amortization/M&I charges) decreased 7% compared to the prior year and 2% (unannualized) sequentially.

-

The 7% year-over-year decrease was driven by a 15% decline in total staff expense reflecting the ongoing benefit of merger-related expense synergies and lower incentives, a stronger U.S. dollar and the impact of the sale of the B-Trade and G-Trade execution businesses. Partially offsetting these declines were the impact of the 4Q07 acquisition of the remaining 50% interest in the joint venture with ABN AMRO and higher professional, legal and other purchased services.

-

The sequential decline of 2% (unannualized) primarily reflected a 5% (unannualized) decrease in total staff expense, as well as lower net occupancy expense resulting from level lease adjustments recorded in 3Q08.

•

Participation in the FDIC Temporary Liquidity Guarantee Program resulted in $7 million of additional expense, recorded in other expenses, in the fourth quarter of 2008 and is expected to result in $50 million of additional expense, or $0.03 per common share, in 2009.

•	4Q08 results include a $181 million restructuring charge related to our previously announced global workforce reduction program.

-	Expected to reduce workforce by 4% or 1,800 positions in 2009.
-	Annualized pre-tax savings of $160-170 million.
-	Additional pre-tax charge of approximately $20-25 million to be incurred in first half of 2009.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2008, our investment securities portfolio totaled $39.4 billion. The unrealized net of tax loss on our total securities portfolio was $4.1 billion at Dec. 31, 2008. The unrealized net of tax loss at Sept. 30, 2008 was $2.8 billion. The increase compared to the prior quarter was primarily driven by wider credit spreads.

The following table provides the detail of our total securities portfolio.

Securities portfolio Dec. 31, 2008	Amortized Cost	Fair Value	Fair Value as % of Amortized Cost (a)	Portfolio Aggregate Unrealized Gain/(Loss)	Quarter to-date Change in Unrealized Gain/(Loss)	Life-to-date/ Impairmen Charge (b)		Ratings
(dollar amounts in millions)								AAA	AA	A	Other
Alt-A MBS	$7,499	$4,735	53%	$(2,764)	$(425)	$1,397		53%	12%	12%	23%
Prime/Other MBS	6,785	5,004	74	(1,781)	(1,069)	15		75	11	7	7
Subprime MBS	1,578	987	60	(591)	(191)	68		22	55	16	7
Commercial MBS	2,846	2,137	75	(709)	(514)	22		98	1	-	1
ABS CDOs	35	19	5	(16)	(13)	326		30	1	-	69
Credit cards	747	524	67	(223)	(154)	35		-	6	94	-
Trust preferred securities	100	41	32	(59)	(20)	28		-	68	-	32
Home equity lines of credit	558	334	46	(224)	(40)	173		-	23	1	76
SIV securities	126	109	49	(17)	(17)	95		40	11	13	36
Other	396	261	59	(135)	(61)	46		8	7	5	80

Watch list	20,670	14,151	62	(6,519)	(2,504)	2,205		62	13	11	14

Agencies	11,561	11,621	101	60	169	-		100	-	-	-
European floating rate notes	7,582	6,411	85	(1,171)	(698)	-		98	2	-	-
Other	6,160	6,214	101	54	109	-		72	7	6	15
Total	$45,973	$38,397	80%	$(7,576)	$(2,924)	$2,205	(b)	81%	6%	5%	8%
(a)	Amortized cost before impairments.
(b)	Life-to-date impairment charges include $301 million associated with the consolidation of Three Rivers Funding Corporation in December 2007 and $45 million associated with the consolidation of Old Slip Funding in December 2008.

Note: The “Watch List” includes those securities we view as having a higher risk of additional impairment charges.

Since the end of the third quarter, the housing market indicators and the broader economy have deteriorated significantly. Therefore, in the fourth quarter of 2008, we adjusted our modeling assumptions to reflect this further deterioration. Accordingly, we changed the modeling assumptions on all Residential Mortgage-Backed Securities (RMBS) with the primary changes being on the default rates. In addition, to properly reflect the declining value of homes in the current foreclosure environment, the Company adjusted its RMBS loss severity assumptions to decrease the amount it expects to receive to cover the value of the original loan. As a result of these adjustments to our assumptions, a larger number of securities (primarily Alt-A) generated an expected loss and consequently, we recorded an impairment charge and wrote down to current market value those securities, resulting in a $1.2 billion pre-tax securities loss comprised of the following:

Securities portfolio losses (in millions)	4Q08 Expected Incurred Loss	4Q08 Securities Write-downs
Alt-A securities	$124	$1,135
ABS CDOs	6	6
Home equity line of credit	14	36
SIV securities	44	44
Trust preferred securities	1	1
Other	19	19
Total securities write-downs	$208	$1,241

At Dec. 31, 2008, the expected loss included in securities write-downs recorded in the fourth quarter of 2008 is estimated to be $208 million. The difference between the expected loss and the total impairment charges incurred during the fourth quarter of 2008 is large driven by the market illiquidity relating to mortgage-backed securities. The underlying market discount rate rose throughout 2008, particularly during the fourth quarter, and accounted for the gap between the expected loss and the impairment charges. The expected loss is determined based on a projected principal write-down of a mortgage-backed security that occurs when the losses on the underlying

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

mortgage pool are expected to be large enough to cause a reduction in the total contractual amount of principal that the Company is entitled to receive pursuant to the terms of the security.

At the time of purchase, the Alt-A portfolio’s weighted-average FICO score was 715 and its weighted-average LTV was 74%. Approximately 50% of the total portfolio is supported by better performing fixed-rate collateral. Finally, the portfolio’s weighted-average current credit enhancement is approximately 13%. The unrealized loss on the Alt-A portfolio at Dec. 31, 2008 was $2.8 billion.

The home equity lines of credit (“HELOC”) securities are tested for impairment based on the quality of the underlying security and the condition of the monoline insurer providing credit support. Securities were deemed impaired if we expected they would not be repaid in full without the support of the insurer and the insurer was rated below investment grade. The securities write-downs in the fourth quarter of 2008 related to HELOC securities resulted from both a deterioration of specific securities combined with weakening credit support due to below investment grade ratings of certain bond insurers.

RESTRUCTURING CHARGE

In November 2008, the Company announced that due to weakness in the global economy it would reduce its workforce by approximately 4%, or 1,800 positions. The goals of this workforce reduction are to reduce expense growth and further improve the efficiency of the organization. This program is expected to result in annualized savings of $160-170 million.

In December 2008, the Company recorded a pre-tax restructuring charge of $181 million or $0.09 per common share. This charge was comprised of $166 million for severance costs, $9 million of expense from stock-based award acceleration, $5 million of other compensation costs and $1 million of non-personnel expenses directly related to the workforce reduction. The restructuring charge is recorded as a separate line on the income statement. The Company also expects to record an additional related charge of approximately $20-25 million, pre-tax, of restructuring expense in the first half of 2009, primarily related to severance and accruals for vacant space.

EXTRAORDINARY LOSS ON CONSOLIDATION OF COMMERCIAL PAPER CONDUIT

On Dec. 30, 2008, we voluntarily called the first loss notes of Old Slip Funding LLC (“Old Slip”), making us the primary beneficiary and triggering the consolidation of Old Slip (approximately $125 million in assets). The consolidation resulted in the recognition of an extraordinary loss (non-cash accounting charge) of $26 million after tax, or $0.02 per common share, representing the current mark-to-market discount from par associated with spread-widening for the assets in Old Slip.

BALANCE SHEET

The balance sheet at the end of the fourth quarter of 2008 totaled $237 billion compared to $198 billion at Dec. 31, 2007 and $268 billion at Sept. 30, 2008. We continued to benefit from an above trend level of client deposits, particularly noninterest-bearing client deposits. In addition, at year end, we maintained $53 billion in deposits with the Federal Reserve.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

SERIES B-PERPETUAL PREFERRED STOCK

On Oct. 28, 2008, we issued $3 billion of securities to the U.S. Department of the Treasury comprised of Series B preferred stock ($2.779 billion) and a warrant for common stock ($221 million) as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program authorized under the Emergency Economic Stabilization Act. The preferred dividends and the amortization of the discount on the Series B preferred stock reduced net income applicable to common stock by $33 million, or $ 0.03 per common share in the fourth quarter of 2008 and are expected to reduce earnings per share by approximately $0.16 per common share in 2009.

The proceeds from the Series B preferred stock have been utilized to improve the flow of funds in the financial markets. Specifically we have:

•

Purchased mortgage-backed securities and debentures issued by U.S. government-sponsored agencies to support efforts to increase the amount of money available to lend to qualified borrowers in the residential housing market.

•	Purchased securities of other financial institutions, which helps increase the amount of funds available to lend to consumers and businesses.
•	Continued to make loans to other financial institutions through the interbank lending market.

All of these efforts address the need to improve liquidity in the financial system and are consistent with our business model which is focused on institutional clients.

CAPITAL RATIOS

The capital ratios at Dec. 31, 2008 compared with Sept. 30, 2008 reflect the benefit we received from the $3 billion of Series B preferred stock issued to the U.S. Treasury in October of 2008 and a lower level of risk adjusted assets.

Capital Ratios	Quarter ended
	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
Tier I capital ratio	13.1	%(a)	9.3%		9.3%
Total (Tier I plus Tier II) capital ratio	16.8	(a)	12.8		13.2
Leverage capital ratio	6.9	(a)	6.5		6.5
Shareholders’ equity to assets ratio	11.8		10.3		14.9
Tangible common equity to assets ratio (b)	3.8	(c)	3.9	(c)	5.2
Adjusted tangible common equity to assets ratio (d)	4.5		4.2		5.3
(a)	Preliminary.
(b)	Common equity less goodwill and intangible assets, adjusted for deferred tax liabilities associated with non-tax deductible identifiable intangible assets and tax deductible goodwill, divided by total assets less goodwill and intangible assets.
(c)	Assets were adjusted for the deposits maintained with the Federal Reserve of $53.3 billion and $37.9 billion, and other short-term investments—U.S. government-backed commercial paper of $5.6 billion and $10.9 billion at Dec. 31, 2008 and Sept. 30, 2008, respectively. Both of these sets of assets have been assigned a zero risk-weighting by the regulators.
(d)	Certain rating agencies include a portion of the Series B preferred stock and trust preferred securities when assessing the capital strength of the Company. Accordingly, we calculated the adjusted tangible common equity to assets ratio by using tangible common equity as defined in (b) above, plus a portion of the Series B preferred and trust preferred securities divided by assets as defined in (c) above.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

STRESS TESTING CAPITAL RATIOS FOR INVESTMENT PORTFOLIO VALUATION DECLINES

We routinely stress test the adequacy of our capital base by modeling the impact to our Tier 1 capital and tangible capital ratios for impairments and valuation declines related to our investment securities portfolio.

The table below provides pro forma estimates of the Tier 1, tangible and adjusted tangible capital ratios, utilizing ratios at Dec. 31, 2008 as the base, adjusted for the estimated impact of varying levels of 2009 First Call earnings estimates, and stress tested at increasing levels of impairments and valuation declines.

Capital ratio stress tests (dollar amounts in billions)
	Proforma Ratios Assuming Full Year Impact
Additional OTTI or OCI	2009 First Call EPS Consensus						2009 First Call EPS Consensus Less 20%
• OTTI impairments impact only Tier I			Tangible Common Ratio (c)						Tangible Common Ratio (c)
• OCI valuation declines impact only TCE	Tier I Ratio (a)		Reported		Adjusted		Tier I Ratio (a)		Reported		Adjusted
$ -	15.2	%(b)	4.6	%(b)	5.2	%(b)	14.7	%(b)	4.2	%(b)	4.8	%(b)
0.5	15.0%		4.4%		5.0%		14.4%		4.1%		4.7%
1.0	14.7%		4.2%		4.8%		14.2%		3.9%		4.5%
2.0	14.2%		3.9%		4.5%		13.7%		3.6%		4.2%
3.0	13.7%		3.5%		4.1%		13.2%		3.2%		3.8%
4.0	13.2%		N/A		N/A		12.7%		N/A		N/A
5.0	12.7%		N/A		N/A		12.1%		N/A		N/A
(a)	Proforma Tier I ratios assume risk weighted assets are reduced by 20% of pre-tax write-down amount.
(b)	Represents Dec. 31, 2008 ratio adjusted for the impact of varying levels of 2009 First Call earnings estimates. Full Year 2009 First Call EPS consensus was $2.81 as of Jan. 20, 2009. Consensus estimates exclude the impact of future merger and integration expense. All proforma ratios include an estimated impact of 2009 merger and integration expense and assume the current quarterly dividend of $0.24 remains constant. First Call consensus estimates are not endorsed by management, but utilized for stress testing purposes only.
(c)	See footnote (d) of the Capital Ratios table on page 11.

N/A = Stress testing for the Tangible Common equity to assets ratio only completed for $0.5, $1, $2 and $3 billion.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

INSTITUTIONAL CREDIT STRATEGY

•	Increased targeted exposure reduction to $14.0 billion (from original target of $4.5 billion, revised target of $10 billion in 3Q08).
-	As of Dec. 31, 2008, we have achieved approximately $10 billion of the increased targeted exposure reduction
•	Focus on investment grade names to support cross selling
•	Avoid single name/industry concentrations, using credit default swaps as appropriate
•	Exit high risk portfolios
•

Anticipated impact of this strategy will include lower expected credit losses and a decrease in the volatility of the provision for credit losses, together with a modest reduction in net interest revenue and associated capital markets fees

NONPERFORMING ASSETS

Nonperforming assets	Quarter ended
(dollar amounts in millions)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
Loans:
Commercial real estate	$126	$118	$40
Other residential mortgages	97	75	20
Commercial	60	65	39
Personal	1	-	-
Foreign	-	1	87
Total nonperforming loans	284	259	186
Other assets owned	8	8	4
Total nonperforming assets	$292	$267	$190
Nonperforming loans ratio	0.7%	0.4%	0.4%
Allowance for loan losses/nonperforming loans	146.1	140.9	175.8
Total allowance for credit losses/nonperforming loans	186.3	190.7	265.6
ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS
Allowance for credit losses, provision and net charge-offs	Quarter ended
(dollar amounts in millions)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
Allowance for credit losses – beginning of period	$494	$486	$510
Provision for credit losses	60	30	20
Net (charge-offs)/recoveries:
Commercial	(11)	(8)	(17)
Commercial real estate	(3)	(2)	-
Other residential mortgages	(11)	(5)	(1)
Foreign	1	(9)	(18)
Personal	(1)	-	-
Leasing	-	2	-
Total net (charge-offs)/recoveries	(25)	(22)	(36)
Allowance for credit losses – end of period	$529	$494	$494
Allowance for loan losses	$415	$365	$327
Allowance for unfunded commitments	114	129	167

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

MERGER UPDATE - INTEGRATION MILESTONES

1) Revenue Synergies

(in millions)	2007	2008	Target
	Actual	Actual	2009	2010	2011

Annual revenue synergies	$90	$258	$215-275	$270-350	$325-425

2) Expense Synergies

	Actual				Actual		Cumulative Target
(dollar amounts in millions)	1Q08	2Q08	3Q08	4Q08	2007	2008	2009	2010
Expense synergies	$118	$131	$144	$157	$175/21%	$550/65%	$710/84%	$850

# of net positions eliminated (cumulative)	1,873	2,075	2,486	2,827				3,200

Business Segment Expense Synergies Achieved
(in millions)	4Q07	1Q08	2Q08	3Q08	4Q08
Asset Management	$7	$10	$10	$12	$12
Wealth Management	5	6	7	8	9
Asset Servicing	32	44	51	55	61
Issuer Services	10	12	14	15	17
Clearing Services	2	2	2	2	2
Treasury Services	12	14	15	17	20
Subtotal	68	88	99	109	121
Other	28	30	32	35	36
Total	$96	$118	$131	$144	$157
Total – annualized	$384	$472	$524	$576	$628

3) Merger & Integration Charges (The Bank of New York Mellon Corporation)

		Cumulative through 4Q08 (a)
(dollar amounts in millions)	4Q08 Total Expense	Expense	Included in Goodwill	Total	Total Estimated
Personnel-related (b)	$35	$338	$123	$461	$560
Integration/conversion	59	456	-	456	600
One-time costs (c)	3	48	44	92	153
Transaction costs (d)	-	117	45	162	162
Total	$97	$959	$212	$1,171	$1,475
% of total estimated	7%	65%	14%	79%
(a)	Represents total merger and integration charges from 4Q06 – 4Q08.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

4) Service Quality Goals for 2010 - Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- BNY Mellon #1 rated custodian among the large custodian peer group

> Global Custodian survey (released January 2009)

> Global Investor survey (May 2008)

> R&M Global Custody survey (March 2008)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

BUSINESS SEGMENTS

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07		3Q08
Revenue:
Asset and wealth management:
Mutual funds	$323	$323	$340	$328	$297	(8)%		(9)%
Institutional clients	342	304	290	265	193	(44)		(27)
Private clients	47	45	47	43	35	(26)		(19)
Total asset and wealth management	712	672	677	636	525	(26)		(17)
Performance fees	62	20	16	3	44	(29)		N/M
Distribution and servicing	104	86	99	93	93	(11)		-
Other	10	(26)	4	(45)	(100)	N/M		N/M
Total fee and other revenue	888	752	796	687	562	(37)		(18)
Net interest revenue (expense)	18	15	11	10	43	139		330
Total revenue	906	767	807	697	605	(33	)(a)	(13	)(a)
Noninterest expense (ex. intangible amortization and support agreement charges)	559	561	531	491	482	(14)		(2)
Income before taxes (ex. intangible amortization and support agreement charges)	347	206	276	206	123	(65)		(40)
Support agreement charges	-	-	5	328	2	N/M		N/M
Amortization of intangible assets	70	62	68	64	61	(13)		(5)
Income before taxes	$277	$144	$203	$(186)	$60	(78)%		N/M

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP (b)	38%	27%	34%	(18)%	20%

Market value of assets under management at period-end (in billions)	$1,044	$1,029	$1,040	$995	$862	(17)%		(13)%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(21)	$(8)	$(8)	$(6)	$(23)
Money market (in billions)	$39	$29	$21	$14	$28
(a)	Excluding 4Q08 securities write-downs, 4Q08 vs. 4Q07 and linked quarter growth rates were a negative 28% and a negative 6% (unannualized), respectively.
(b)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and securities write-downs, was 38% for 4Q07, 29% for 1Q08, 34% for 2Q08, 30% for 3Q08 and 27% for 4Q08.

N/M - Not meaningful.

KEY POINTS

•

Asset and wealth management fees decreased 26% compared with the fourth quarter of 2007 and 17% (unannualized) sequentially, as net new business was more than offset by the global weakness in market values and the stronger U.S. dollar.

•

Performance fees were $44 million in 4Q08 compared to $62 million in 4Q07 and $3 million in 3Q08. The decline compared with 4Q07 was primarily due to a lower level of fees generated from certain equity and alternative strategies. The sequential quarter increase was due primarily to fees generated by Newton Investment Management and Walter Scott & Partners.

•

Other fee revenue decreased $110 million year-over-year and $55 million sequentially, with both declines primarily due to 4Q08 securities write-downs and lower market values of seed capital investments.

•

4Q08 noninterest expense (excluding intangible amortization/support agreement charges) declined 14% year-over-year, and 2% (unannualized) sequentially. The declines, compared with both periods, reflect overall expense management in response to the operating environment.

•	43% non-U.S. revenue in 4Q08 vs. 40% in 4Q07.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high-net-worth individuals and families, family offices and business enterprises, charitable gift programs and endowments and foundations)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008					4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr	4Q07	3Q08
Revenue:
Asset and wealth management	$157	$153	$150	$141		$119	(24)%	(16)%
Other	10	13	11	22		15	50	(32)
Total fee and other revenue	167	166	161	163		134	(20)	(18)
Net interest revenue	42	46	48	50		56	33	12
Total revenue	209	212	209	213		190	(9)	(11)
Provision for credit losses	-	-	(1)	1		-	N/M	N/M
Noninterest expense (ex. intangible amortization and support agreement charges)	142	142	142	140		141	(1)	1
Income before taxes (ex. intangible amortization and support agreement charges)	67	70	68	72		49	(27)	(32)
Support agreement charges	-	-	-	15		-	N/M	N/M
Amortization of intangible assets	14	13	13	14		14	-	-
Income before taxes	$53	$57	$55	$43		$35	(34)%	(19)%
Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	32%	33%	33%	27	%(a)	26%
Average loans	$4,342	$4,390	$4,816	$5,231		$5,309	22%	1%
Average deposits	$7,469	$7,993	$7,782	$7,318		$7,131	(5)%	(3)%
Market value of total client assets at period end (in billions)	$170	$164	$162	$158		$139	(18)%	(12)%
(a)	The pre-tax operating margin for 3Q08, excluding support agreement charges and intangible amortization, was 34%.

N/M - Not meaningful.

KEY POINTS

•

Wealth Management continues to benefit from record new business, as long-term inflows totaled $2 billion sequentially and $12 billion for 2008. Total client assets were $139 billion at Dec. 31, 2008 compared to $158 billion at Sept. 30, 2008 and $170 billion at Dec. 31, 2007, as strong net flows were more than offset by lower market values.

•

Total fee and other revenue decreased 20% compared with 4Q07 and 18% (unannualized) sequentially, as strong organic growth was more than offset by sharp declines in the equity markets and in capital markets fees.

•

Net interest revenue increased 33% year-over-year and 12% (unannualized) sequentially. The year-over-year increase was due to higher loan levels and improved deposit spreads. Average loan levels were up $1.0 billion, or 22%, over the prior year period due to growth in the mortgage portfolio. The sequential increase reflects improved deposit spreads.

•

Noninterest expense (excluding intangible amortization/support agreement charges) decreased $1 million compared with 4Q07 reflecting the impact of synergies and overall cost control, partially offset by the 2008 annual merit salary increase and production driven incentives. Noninterest expense increased $1 million sequentially, reflecting the timing of business development expenses.

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis )	2007	2008						4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr		4Q07	3Q08
Revenue:
Securities servicing fees - asset servicing	$777	$859	$821	$769		$742		(5)%	(4)%
Foreign exchange and other trading activities	206	200	224	261		366		78	40
Other	53	44	36	47		25		(53)	(47)
Total fee and other revenue	1,036	1,103	1,081	1,077		1,133		9	5
Net interest revenue	225	222	213	240		411		83	71
Total revenue	1,261	1,325	1,294	1,317		1,544		22	17
Noninterest expense (ex. intangible amortization and support agreement charges)	807	733	812	821		830		3	1
Income before taxes (ex. intangible amortization and support agreement charges)	454	592	482	496		714		57	44
Support agreement charges	3	14	(14)	381		160		N/M	(58)
Amortization of intangible assets	6	7	5	6		6		-	-
Income before taxes	$445	$571	$491	$109		$548		23%	403%

Average deposits	$42,446	$46,092	$48,436	$51,492		$64,500		52%	25%

Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	36%	44%	38%	9	% (a)	36	% (a)

Market value of securities on loan at period-end (in billions)(b)	$633	$660	$588	$470		$341		(46)%	(27)%
Securities lending revenue	$167	$245	$202	$155		$187		12%	21%
Global collateral management balances at period-end (in billions)	$1,717	$1,864	$1,702	$2,035		$1,796		5%	(12)%
(a)	The pre-tax operating margin excluding support agreement charges and intangible amortization was 38% in 3Q08 and 46% in 4Q08.
(b)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing segment.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees decreased 5% compared with 4Q07, reflecting lower market levels and the strength of the U.S. dollar, partially offset by organic growth, higher securities lending revenue and the impact of the 4Q07 acquisition of the remaining 50% interest in the joint venture with ABN AMRO. Asset servicing fees decreased 4% (unannualized) sequentially, due primarily to lower market levels and the strength of the U.S. dollar, partially offset by higher securities lending revenue and net new business.

-

Securities lending fees increased $20 million compared to 4Q07 and $32 million sequentially. Both increases reflect favorable spreads in the short-term credit markets partially offset by decreases in volumes reflecting lower market valuations and overall de-leveraging in the financial markets.

•	Foreign exchange and other trading activities increased 78% year-over-year and 40% (unannualized) sequentially, reflecting the benefit of significant increases in volatility for all major currencies.
•	Net interest revenue increased 83% compared to the prior year and 71% (unannualized) sequentially. The increases over both periods were primarily driven by strong deposit growth and wider spreads.
•	4Q08 noninterest expense (excluding support agreement charges/intangible amortization) increased 3% year-over-year and 1% (unannualized) sequentially.
-

The increase compared to 4Q07 was driven by the acquisition of the remaining 50% interest in the joint venture with ABN AMRO and the 2008 annual merit salary increase, partially offset by strong expense control and merger-related synergies. The sequential increase principally reflects increased expenses related to the growth in foreign exchange and securities lending revenue.

•	37% non-U.S. revenue in 4Q08 vs. 41% in 4Q07.
•	4Q08 new business wins totaled $691 billion.
•	Revenue retention target rate of 98% met.
•	Global Custodian Survey – BNY Mellon #1 rated global custodian (December 2008).
-	Most “Best in Class” awards and 8 top rankings.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Revenue:
Securities servicing fees - issuer services	$438	$374	$443	$475	$392	(11)%	(17)%
Other	19	33	36	54	44	N/M	(19)
Total fee and other revenue	457	407	479	529	436	(5)	(18)
Net interest revenue	175	153	176	170	211	21	24
Total revenue	632	560	655	699	647	2	(7)
Noninterest expense (ex. intangible amortization)	324	318	347	349	318	(2)	(9)
Income before taxes (ex. intangible amortization)	308	242	308	350	329	7	(6)
Amortization of intangible assets	21	20	20	21	20	(5)	(5)
Income before taxes	$287	$222	$288	$329	$309	8%	(6)%

Pre-tax operating margin (ex. intangible amortization)-Non-GAAP	49%	43%	47%	50%	51%

Number of Depositary Receipt programs	1,311	1,315	1,322	1,354	1,338	2%	(1)%
Average deposits	$28,293	$27,632	$30,557	$29,546	$34,294	21%	16%

N/M – Not meaningful.

KEY POINTS

•	Total revenue grew 2% compared to 4Q07 and decreased 7% (unannualized) sequentially.

-

The year-over-year growth was driven by higher customer deposit balances in Corporate Trust as well as favorable spreads, partially offset by lower Depositary Receipts revenue due primarily to the timing of corporate action fees and lower Corporate Trust fee revenue resulting from lower fixed income issuances globally.

-

The sequential decrease was driven primarily by the timing of corporate action fees in Depositary Receipts and lower fixed income issuances globally in Corporate Trust, partially offset by higher customer deposit balances in Corporate Trust.

•

Noninterest expense (excluding intangible amortization) decreased 2% compared to 4Q07 and 9% (unannualized) sequentially. The decrease compared with 4Q07 reflects merger synergies achieved in Shareowner Services and strong expense control. The decrease sequentially reflects the $24 million credit monitoring charge related to lost tapes recorded in 3Q08, compared with $4 million in 4Q08 and overall expense control.

•	41% non-U.S. revenue in 4Q08 vs. 39% in 4Q07.

•	Named administrator and custodian for U.S. Treasury TARP and related programs.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, execution, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Revenue:
Securities servicing fees – clearing & execution services	$310	$265	$265	$257	$286	(8)%	11%
Other	47	54	65	64	73	55	14
Total fee and other revenue	357	319	330	321	359	1	12
Net interest revenue	78	74	74	74	92	18	24
Total revenue	435	393	404	395	451	4	14
Noninterest expense (ex. intangible amortization)	305	274	291	283	269	(12)	(5)
Income before taxes (ex. intangible amortization)	130	119	113	112	182	40	63
Amortization of intangible assets	6	6	6	8	6	-	(25)
Income before taxes	$124	$113	$107	$104	$176	42%	69%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	30%	30%	28%	28%	40%

Average active accounts (in thousands)	5,069	5,170	5,280	5,442	5,472	8%	1%
Average margin loans	$5,301	$5,245	$5,791	$5,754	$4,871	(8)%	(15)%
Average payables to customers and broker-dealers	$5,227	$4,942	$5,550	$5,910	$5,570	7%	(6)%
Note:	In 1Q08, we completed the sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx. These businesses have historically contributed approximately $50-60 million of revenue and $10-15 million of pre-tax income on a quarterly basis.

KEY POINTS

•

Total fee and other revenue increased 1% compared with 4Q07. Adjusted for the 1Q08 sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx, total fee and other revenue increased 20% reflecting:

-	Strong growth in trading activity (record level in October 2008) along with growth in money market mutual fund fees.
-	New business wins resulting from current market disruptions

•	Net interest revenue increased 18% compared with 4Q07 and 24% (unannualized) sequentially. Both increases were due to higher customer balances and wider spreads.

•	Adjusted for the sale of the execution businesses, noninterest expense (excluding intangible amortization) increased 4% in support of business growth.

•	Generated 1,600 basis points of positive operating leverage year-over-year (excluding the 1Q08 sale of the execution businesses) and 1,900 basis points sequentially.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008				4Q08 vs.
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q07	3Q08
Revenue:
Treasury services	$118	$121	$125	$125	$130	10%	4%
Other	125	106	130	137	101	(19)	(26)
Total fee and other revenue	243	227	255	262	231	(5)	(12)
Net interest revenue	161	182	153	158	233	45	47
Total revenue	404	409	408	420	464	15	10
Noninterest expense (ex. intangible amortization)	201	205	203	202	204	1	1
Income before taxes (ex. intangible amortization)	203	204	205	218	260	28	19
Amortization of intangible assets	7	7	7	6	7	-	17
Income before taxes	$196	$197	$198	$212	$253	29%	19%

Pre-tax operating margin (ex. intangible amortization)-Non-GAAP	50%	50%	50%	52%	56%

Average loans	$14,331	$15,344	$15,606	$14,671	$16,040	12%	9%
Average deposits	$18,092	$20,056	$17,316	$18,397	$30,052	66%	63%

KEY POINTS

•	Total revenue increased 15% compared to 4Q07 due to:

-	A 45% increase in net interest revenue resulting from higher deposit levels including increased dollar clearing client activity in Asia and the Middle East.
-	A 10% increase in Treasury Services revenue, reflecting higher processing volumes in global payment and cash management services.
-	Partially offsetting these increases was a 19% decrease in Other revenue due primarily to lower other capital markets related revenue.

•

Total revenue increased 10% (unannualized) sequentially due to an increase in net interest revenue resulting from increased deposit levels and improved spreads, partially offset by lower other capital markets-related revenue.

•	Noninterest expense (excluding intangible amortization) increased 1% primarily in support of growth.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, the results of Mellon United National Bank, business exits, merger and integration expenses and other corporate revenue and expense items)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2007	2008
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Fee and other revenue	$(90)	$15	$(109)	$(105)	$(1,030)
Net interest revenue	58	81	(260)	6	31
Total revenue	(32)	96	(369)	(99)	(999)
Provision for credit losses	20	16	26	29	60
Noninterest expense (ex. restructuring charge, intangible amortization and merger and integration expense)	156	126	164	91	75
Income (loss) before taxes (ex. restructuring charge, intangible amortization and merger and integration expense)	(208)	(46)	(559)	(219)	(1,134)
Restructuring charge	-	-	-	-	181
Amortization of intangible assets	7	7	5	1	2
Merger and integration expenses:
The Bank of New York Mellon Corporation	111	121	146	107	97
Acquired Corporate Trust Business	13	5	3	4	-
Total merger and integration expense	124	126	149	111	97
Income (loss) before taxes	$(339)	$(179)	$(713)	$(331)	$(1,414)

KEY POINTS

•	Fee and other revenue decreased $940 million compared with 4Q07, due primarily to the write-down ($1.2 billion) of certain investments in the securities portfolio.

•

Net interest revenue decreased $27 million compared to 4Q07 and increased $25 million compared to the prior quarter. The year-over-year decrease was due to the impact of the changing interest rate environment on Corporate Treasury allocations. The increase compared to the prior quarter primarily reflects the $112 million SILO/LILO charge recorded in 3Q08. The second quarter of 2008 included a SILO related charge of $377 million.

•

Noninterest expense (excluding restructuring charge, intangible amortization and merger and integration expenses) decreased $81 million compared to 4Q07 and $16 million sequentially. Both declines were due primarily to lower corporate incentives and benefits.

•

4Q08 included a $181 million restructuring charge related to our previously announced workforce reduction initiative. The program is expected to reduce our workforce by approximately 4%, or 1,800 positions, and generate approximately $160-170 million in annualized savings.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION - EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with GAAP. We believe that the supplemental non-GAAP information included in this earnings release is useful to the investment community in analyzing the financial results and trends of our business. This information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. These items also reflect certain items that are excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments.

Reconciliation of net income and EPS – GAAP to Non-GAAP (a)	4Q08			3Q08				4Q07
(in millions, except per common share amounts)	Net income	EPS		Net income		EPS		Net income	EPS
Net income-GAAP	$28	$0.02		$303		$0.26		$520	$0.45
Discontinued operations (income) loss	(1)	-		2		-		-	-
Extraordinary loss on consolidation of commercial paper conduits, net of tax	26	0.02		-		-		180	0.16
Continuing operations	53	0.05	(b)	305		0.26		700	0.61
M&I expenses	58	0.05		66		0.06		69	0.06
Restructuring charge	107	0.09		-		-		-	-
SILO/LILO/tax settlements	-	-		30		0.03		-	-
Support agreement charges	97	0.08		433		0.37		2	-
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements and support agreement charges	315	0.27		834		0.72		771	0.67
Securities write-downs	752	0.65		96		0.08		114	0.10
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements, support agreement charges and securities write-downs	1,067	0.93	(b)	930		0.81	(b)	885	0.77
Intangible amortization	71	0.06		74		0.06		78	0.07
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements, support agreement charges, securities write-downs and intangible amortization	$1,138	0.99		$1,004	(b)	$0.87		$963	$0.84
(a)	Prior period non-GAAP amounts have been adjusted to exclude securities write-downs.
(b)	Does not foot due to rounding.

Reconciliation of net income and EPS – GAAP to Non-GAAP (a)	Year-to-date
	Dec. 31, 2008			Dec. 31, 2007 (b)
(in millions, except per common share amounts)	Net income	EPS		Net income	EPS
Net income-GAAP	$1,386	$1.20		$2,039	$2.18
Discontinued operations (income) loss	(3)	-		8	0.01
Extraordinary loss on consolidation of commercial paper conduits, net of tax	26	0.02		180	0.19
Continuing operations	1,409	1.22		2,227	2.38
M&I expenses	288	0.25		238	0.25
Restructuring charge	107	0.09		-	-
SILO/LILO/tax settlements	410	0.36		-	-
Support agreement charges	533	0.46		2	-
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements and support agreement charges	2,747	2.38		2,467	2.64	(c)
Securities write-downs	983	0.85		120	0.13
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements, support agreement charges and securities write-downs	3,730	3.24	(c)	2,587	2.77
Intangible amortization	297	0.26		197	0.21
Continuing operations excluding M&I expenses, the restructuring charge, SILO/LILO/tax settlements, support agreement charges, securities write-downs and intangible amortization	$4,027	$3.50		$2,784	$2.98
(a)	Prior period non-GAAP amounts have been adjusted to exclude securities write-downs.
(b)	Results for the year ended Dec. 31, 2007 include six months of The Bank of New York Mellon Corporation and six months of legacy The Bank of New York Company, Inc.
(c)	Does not foot due to rounding.

The Bank of New York Mellon Corporation 4Q08 Quarterly Earnings Review

Reconciliation of total revenue				4Q08 vs.
(dollar amounts in millions)	4Q08	3Q08	4Q07	4Q07	3Q08
Fee and other revenue	$1,816	$2,923	$3,047	(40)%	(38)%
Securities write-downs	1,241	162	191	N/M	N/M
Total fee and other revenue – Non-GAAP	3,057	3,085	3,238	(6)	(1)
Net interest revenue	1,070	703	752	42	52
SILO/LILO	-	112	-	N/M	N/M
Total net interest revenue – Non-GAAP	1,070	815	752	42	31
Total revenue, excluding SILO/LILO and securities write-downs – Non-GAAP	$4,127	$3,900	$3,990	3%	6%

N/M – Not meaningful.

Reconciliation of total revenue (a)	The Bank of New York Mellon Corporation		Mellon Financial Corporation 6 months ended June 30, 2007	2007 Proforma The Bank of New York Mellon Corporation YTD 2007	Percentage Revenue Growth on a Proforma Basis
(dollar amounts in millions)	YTD 2008	YTD 2007
Fee and other revenue	$10,701	$9,034	$2,643	$11,677
Securities write-downs	1,628	201	-	201
Total fee and other revenue – Non-GAAP	12,329	9,235	2,643	11,878
Net interest revenue	2,951	2,300	259	2,559
SILO/LILO	489	-	-	-
Total net interest revenue – Non-GAAP	3,440	2,300	259	2,559
Total revenue, excluding SILO/LILO and securities write-downs – Non-GAAP	$15,769	$11,535	$2,902	$14,437	9%
(a)	Total full year 2008 non-GAAP revenue for the Bank of New York Mellon Corporation compared with proforma full year 2007 total non-GAAP revenue.